UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2007 (March 12, 2007)

Tesco Corporation

(Exact Name of Registrant as Specified in Charter)

Alberta	0-28778	Not Applicable
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3993 West Sam Houston Parkway North

Suite 100

Houston, Texas 77043-1211

(Address of Principal Executive Offices, Including Zip Code)

713-359-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 12, 2007, Tesco Corporation (“Tesco”) appointed Leduvy Gouvea as its Sr. Vice President, Operations and principal operating officer.

Mr. Gouvea, 52, served as Tesco’s Sr. Vice President, Operations from March 2007 to July 2007. Prior to joining Tesco, Mr. Gouvea was Global General Manager for Health, Safety, Security and Environmental for British Gas from 2005 to 2007, and President of British Gas in Bolivia from 2002 to 2005. He held various managerial positions with Schlumberger from 1997 to 2002, in Venezuela, Dubai and France. From 1980 through 1997 he was employed by Petrobras.

On January 30, 2007, Tesco entered into a letter agreement (the “Letter Agreement”) with Mr. Gouvea which set forth the terms of Mr. Gouvea’s employment with Tesco as Sr. Vice President, Operations, which employment began on March 12, 2007. Mr. Gouvea’s employment with Tesco was to be temporarily based out of Canada, and was conditional upon Mr. Gouvea obtaining a work visa to permit his relocation to Tesco’s U.S. corporate headquarters in Houston. Mr. Gouvea also executed a Policy Agreement on February 2, 2007, acknowledging certain Tesco policies.

Pursuant to the Letter Agreement, Mr. Gouvea was to receive an annual salary of $260,000 and was entitled to participate in Tesco’s Short Term Incentive Plan with a targeted payout of 40% of base salary and a maximum payout of 80% of base salary. Mr. Gouvea received a $200,000 sign on bonus on March 13, 2007 and was to receive $50,000 bonuses on each of January 1, 2008 and January 1, 2009 if he had stayed employed with Tesco on such dates. On March 14, 2007, Mr. Gouvea received an option to purchase 50,000 shares of Tesco’s common stock granted under the Tesco Corporation 2005 Stock Option Plan.

Pursuant to the Letter Agreement, had Mr. Gouvea’s employment been terminated without cause during the first two years of his employment, he would have been entitled to 24 months severance. Beginning the third year of his employment severance would have been equal to 12 months if he was terminated without cause. The Letter Agreement was to be replaced with an employment agreement between Tesco and Mr. Gouvea but Mr. Gouvea’s employment with Tesco was terminated on July 24, 2007 as described in below and Tesco and Mr. Gouvea never entered into an employment agreement.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

(b) On July 24, 2007, Leduvy Gouvea, Tesco’s Sr. Vice President, Operations, resigned his position with Tesco due to the unavailability of the work visa required to enable Mr. Gouvea to work at Tesco’s corporate headquarters facility in Houston, Texas. During all periods of his employment with Tesco through July 24, 2007, Mr. Gouvea had performed his duties from Tesco’s Canadian offices.

Following this separation, all of Mr. Gouvea’s options to purchase 50,000 shares of Tesco’s common stock granted on March 14, 2007 under the Tesco Corporation 2005 Stock Option Plan automatically terminated, as none of the options had yet vested and none were exercisable. Tesco has agreed to permit Mr. Gouvea to retain the $200,000 sign on bonus that he received on March 13, 2007, in exchange for a release of any claims Mr. Gouvea may have against Tesco. The Letter Agreement will terminate in accordance with its terms and Tesco and Mr. Gouvea are still finalizing transition and termination matters.

Item 9.01.	Exhibits and Financial Statements.

(d)	Exhibits

Exhibit 10.1	Letter Agreement regarding Offer of Employment between Tesco Corporation and Leduvy Gouvea dated January 30, 2007
Exhibit 10.2	Policy Agreement between Tesco Corporation and Leduvy Gouvea dated February 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Dated: July 31, 2007	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Letter Agreement regarding Offer of Employment between Tesco Corporation and Leduvy Gouvea dated January 30, 2007.

Exhibit 10.2	Policy Agreement between Tesco Corporation and Leduvy Gouvea dated February 2, 2007.